Exhibit 4.1

KING RESOURCES, INC.

INCORPORAIBD UNDER THE LAWS OFTHE STAIB OF DELAWARE
200,000,000 SHARES AUfHORIZED

VOID

VOID

CUSIP 495660 10 2

SEE REVERSESIDE FOR CERTAIN DEFINITIONS

THIS CERTIFIES that

is the owner of VOID

FULLY PAID NON-ASSESSABLE SHARES OF THE COMMON STOCK, $.01 PAR VALUE OF

KING RESOURCES, INC.

Transferable on the books of the Corporation by the holder hereof in person, or by duly authorized attorney upon surrender of this Certificate properly endorsed.

This certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar, Witness the facsimile seal of the Corporation and the facsimile signature of its duly authorized officers.

Dated

VOID

SECRETARY

KING RESOURCES, INC. SEAL DELAWARE

VOID

PRESIDENT

The following abbreviations. when used in the inscription upon the face of this certificate, shall he construed as though they were written out in full according to applicable laws or regulations:

TEN COM	-as tenants in common	UNIF GIFT MIN ACT - ________ C'u•a1.dian__ (cust) (Minor)
TEN ENT	-as tenants by the entireties	
JTTEN	- as joint tenants with right of survivorship and not as tenants in common	/\ct ____________________ _ (State)

Additional abbreviations may also be used though not in the above list.

For value received ____ hereby sell. assign and transfer unto

____

____

____ Shares

of the stock represented by the within Certificate and do hereby irrevocably constitute and appoint ____ Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated ____________________________________

____

NOTICE: Th,eignature to this as,ignment mu,t ,orrespond with the nam, a, it is written upon lhe fare of the Certilimte in every particular wi1hou1altcratinn or cnlargcmt:nl or any c.hangi: whatsol.'vcr.

THIS SPACE MUST NOT BE COVERED IN ANY WAY